Exhibit 99.3

The Midland Company

Supplemental Financial Information by Segment

February 15, 2007

Financial Highlights
(all amounts in 000’s except per share data)
	Twelve Months Ended Dec. 31			Three Months Ended Dec. 31
	2006	2005	%	2006	2005	%
Income Statement Data

Insurance Revenue	$739,461	$691,245	7.0%	$196,018	$172,852	13.4%
Transportation Revenue	49,807	42,185	18.1%	11,332	10,631	6.6%

Total Revenue	$789,268	$733,430	7.6%	$207,350	$183,483	13.0%

Net Income	$70,695	$65,326		$21,110	$20,001

Balance Sheet Data

Cash & Invested Assets	$1,036,436	$950,464	9.0%
Total Assets	$1,569,528	$1,428,113	9.9%
Total Debt	$108,445	$111,771	-3.0%
Shareholders’ Equity	$574,746	$484,377	18.7%
Common Shares Outstanding	19,224	18,964

Per Share Data

Net Income (Diluted)	$3.60	$3.37		$1.07	$1.03
Dividends Declared	$0.24500	$0.22500	8.9%	$0.06125	$0.05625	8.9%
Market Value	$41.95	$36.04	16.4%
Book Value	$29.90	$25.54	17.1%

AMIG’s Property and Casualty Operations

Direct and Assumed Written Premiums	$780,795	$697,930	11.9%	$183,623	$164,636	11.5%
Net Written Premium	$678,107	$619,267	9.5%	$156,028	$135,848	14.9%
Combined Ratio Before Catastrophes	88.5%	86.4%		87.4%	83.7%
Catastrophe Effects on Combined Ratio	5.3%	7.4%		3.6%	7.5%
Combined Ratio	93.8%	93.8%		91.0%	91.2%

Overview of Premium Volume
	Twelve Months Ended Dec. 31, 2006			Twelve Months Ended Dec. 31, 2005
Business Segment	Gross Written Premium	Net Written Premium	Net Earned Premium	Gross Written Premium	Net Written Premium	Net Earned Premium
Residential Property	$449.3	$402.1	$392.8	$421.6	$381.3	$378.4
Recreational Casualty	94.3	92.7	95.5	100.5	98.2	103.3
Financial Institutions	122.1	112.7	103.8	79.1	70.8	78.4
All Other Insurance	166.1	86.8	83.8	133.3	77.1	71.8

Total	$831.8	$694.3	$675.9	$734.5	$627.4	$631.9

	Three Months Ended Dec. 31, 2006			Three Months Ended Dec. 31, 2005
Business Segment	Gross Written Premium	Net Written Premium	Net Earned Premium	Gross Written Premium	Net Written Premium	Net Earned Premium
Residential Property	$100.4	$87.8	$101.4	$97.0	$86.7	$93.3
Recreational Casualty	16.0	15.6	23.4	16.9	16.7	25.2
Financial Institutions	32.0	29.7	29.4	25.4	22.0	21.2
All Other Insurance	52.6	28.8	24.5	34.3	12.2	19.0

Total	$201.0	$161.9	$178.7	$173.6	$137.6	$158.7

Residential Property
	Twelve Months Ended Dec. 31			Three Months Ended Dec. 31
	2006	2005	%	2006	2005	%
(all amounts in 000’s)
Direct and Assumed Written Premiums	$449,270	$421,631	6.6%	$100,344	$97,028	3.4%
Net Written Premiums	$402,056	$381,304	5.4%	$87,820	$86,671	1.3%

Net Earned Premium	$392,762	$378,402	3.8%	$101,387	$93,290	8.7%
Service Fees	6,124	5,651	8.4%	1,500	1,327	13.0%

Total Revenues	$398,886	$384,053	3.9%	$102,887	$94,617	8.7%

Pre-Tax Income (Loss)	$42,554	$45,755		$13,969	$16,848

Recreational Casualty
	Twelve Months Ended Dec. 31			Three Months Ended Dec. 31
	2006	2005	%	2006	2005	%
(all amounts in 000’s)
Direct and Assumed Written Premiums	$94,285	$100,438	-6.1%	$16,014	$16,846	-4.9%
Net Written Premiums	$92,725	$98,209	-5.6%	$15,610	$16,686	-6.4%
Net Earned Premium	$95,520	$103,234	-7.5%	$23,355	$25,100	-7.0%
Service Fees	1,751	2,373	-26.2%	429	557	-23.0%

Total Revenues	$97,271	$105,607	-7.9%	$23,784	$25,657	-7.3%

Pre-Tax Income (Loss)	$10,186	$12,693		$3,504	$4,957

Financial Institutions
	Twelve Months Ended Dec. 31			Three Months Ended Dec. 31
	2006	2005	%	2006	2005	%
(all amounts in 000’s)
Direct and Assumed Written Premiums	$122,155	$79,108	54.4%	$32,092	$25,468	26.0%
Net Written Premiums	$112,658	$70,817	59.1%	$29,692	$22,036	34.7%

Net Earned Premium	$103,831	$78,424	32.4%	$29,439	$21,240	38.6%

Pre-Tax Income (Loss)	$12,507	$9,471		$3,112	$1,621

All Other Insurance
	Twelve Months Ended Dec. 31			Three Months Ended Dec. 31
	2006	2005	%	2006	2005	%
(all amounts in 000’s)
Direct and Assumed Written Premiums	$166,088	$133,304	24.6%	$52,500	$34,272	53.2%
Net Written Premiums	$86,821	$77,040	12.7%	$28,760	$12,195	135.8%

Net Earned Premium	$83,756	$71,810	16.6%	$24,457	$19,011	28.6%
Agency Revenues	4,918	4,522	8.8%	1,127	1,816	-37.9%
Service Fees	7	82	-91.5%	2	19	-89.5%

Total Revenues	$88,681	$76,414	16.1%	$25,586	$20,846	22.7%

Pre-Tax Income (Loss)	$26,751	$19,903		$9,076	$2,372